UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 4, 2010

GeoEye, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33015	20-2759725
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21700 Atlantic Blvd., Dulles, Virginia		20166
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-480-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 8, 2010, GeoEye, Inc. (the "Company") submitted its EnhancedView bid in response to the National Geospatial-Intelligence Agency’s ("NGA") request for proposal ("RFP") contracting process. During the RFP process, the US Government added a requirement that bidders who want the US Government to provide a cost share under the program have to provide an irrevocable letter of credit in an amount equal to the cost share.

In order to provide the collateral necessary to support the letter of credit, on March 4, 2010, the Company entered into a binding commitment letter (the "Commitment Letter") with Cerberus Capital Management, L.P. (together with its affiliates, funds and managed accounts, "Cerberus"). Pursuant to the Commitment Letter, Cerberus committed to purchase from the Company and the Company agreed to sell to Cerberus, subject to certain conditions, (i) up to 115,000 shares of a newly issued series of convertible preferred stock of the Company (the "Preferred Stock"), having an initial liquidation preference of $1,000 per share (the "Equity Financing") and (ii) if the Company so elects, $100,000,000 in aggregate principal amount of newly issued senior unsecured notes of the Company (the "Senior Notes"). The Preferred Stock would represent an ownership interest, assuming conversion of the Preferred Stock to the Company’s common stock (the "Common Stock"), of approximately 15.4% at this time. If consummated, and other than in the case that the Company is awarded the EnhancedView Imagery Acquisition Contract on a "non-conforming basis" (i.e., without a requirement for posting funded letter of credit in connection with the award), the Equity Financing would provide the Company after original issue discount with gross proceeds of up to $112,125,000. If the Company is awarded the EnhancedView Imagery Acquisition Contract without the letter of credit requirement, the Company will no longer be obligated to issue 115,000 shares of Preferred Stock to Cerberus, but Cerberus will have the option to purchase a reduced number of Preferred Stock of 80,000 shares resulting in gross proceeds to the Company of $78,000,000.

Under the terms of the Commitment Letter, the holders of the Preferred Stock may convert the Preferred Stock at any time, in whole or in part, into shares of Common Stock, at a conversion price of $30.00 per share of Common Stock, subject to adjustment and customary anti-dilution adjustments (the "Conversion Price"). In no event shall the Conversion Price fall below $25.55, except for adjustments for stock splits, reverse stock splits and similar events. No conversion of Preferred Stock will be permitted to the extent that (i) Cerberus would individually (or as a member of a group) hold in excess of 19.99% of the Company’s voting power after the proposed conversion or (ii) the aggregate shares of Common Stock underlying the Preferred Stock owned by Cerberus (or as a member of a group) would at such time exceed 19.99% of the Company’s aggregate outstanding Common Stock. The Company may, at its option, redeem the Preferred Stock at a price equal to the liquidation amount, plus accrued but unpaid dividends to the redemption date on or after six years from the date on which the Preferred Stock is issued, at such time as (i) the average trading price for the Common Stock is equal to or greater than $52.500 for a period of 30 or more consecutive trading days immediately preceding the call for redemption and (ii) the Common Stock underlying the Preferred Stock is registered on an effective registration statement. Dividends on the Preferred Stock are payable at the rate of 5% per annum, payable in cash (at the Company’s option, when, as and if declared by the Company) or in addition to the aggregate liquidation preference of the Preferred Stock. The holders of the Preferred Stock will also be entitled to participate on an as converted basis in any dividends payable on the Common Stock. Holders of the Preferred Stock will vote with the Common Stock on an as-converted basis. However, Cerberus will not be permitted to vote Preferred Stock to the extent it would result in Cerberus voting more than an equivalent of 19.99% of the Company’s outstanding voting securities. As long as Cerberus either (i) owns at least 50% of the Preferred Stock (or Common Stock issuable upon conversion thereof) or (ii) owns Preferred Stock representing at least 7.5% of the Company’s outstanding voting securities, on a fully-converted basis, it will be entitled to appoint one director to the Company’s Board of Directors. In addition, as long as Cerberus either (i) owns at least 50% of the Preferred Stock (or Common Stock issuable upon conversion thereof) or (ii) owns Preferred Stock representing at least 5% of the Company’s outstanding voting securities, on a fully-converted basis, it will be entitled to appoint one observer to attend all meetings of the Company’s Board of Directors.

Under the terms of the Commitment Letter, if the Company exercises its right to sell the Senior Notes, the Senior Notes will mature on April 1, 2016 and will bear interest at a rate of 8% plus the greater of three-month LIBOR or 2%. The Company’s obligations under the Senior Notes will be guaranteed by the Company’s existing and subsequently acquired or formed U.S. subsidiaries. On or after three years from the date on which the Senior Notes are issued, the Company may, at its option, at any time or from time to time, redeem, all or part, of the Senior Notes at redemption prices equal to 105% after the third anniversary, 102.5% after the fourth anniversary or 100% after the fifth anniversary, as applicable, plus accrued and unpaid interest.

These commitments discussed above are conditioned upon, among other things, the award to the Company of a satellite under the EnhancedView Imagery Acquisition Contract and other customary conditions precedent. The agreement by Cerberus to purchase the Preferred Stock and the commitment by Cerberus to purchase the Senior Notes shall expire on March 19, 2010 (or such later date as Cerberus may from time to time designate in writing to the Company), unless definitive documentation related thereto has been executed by the applicable parties.

Convergence Advisors LLC advised Company’s management in connection with entering into the Commitment Letter, and Houlihan Lokey Howard & Zukin Financial Advisors, Inc. advised the Company’s Board of Directors with respect to the fairness of the terms of the Commitment Letter.

Item 7.01 Regulation FD Disclosure.

On March 10, 2010, the Company issued a press release announcing the Commitment. A copy of the press release is furnished pursuant to this Item 7.01 as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 is being furnished and shall not be deemed "filed" with the Securities and Exchange Commission or otherwise incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The information contained in this report shall not constitute an offer to sell or a solicitation of an offer to purchase any securities of the Company and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Item 9.01 Financial Statements and Exhibits.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward- looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “may,” “will,” “intends,” “estimates,” “expects,” “should,” and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to the risks and uncertainties associated with the Company’s business described in its filings with the Securities and Exchange Commission. All information is as of the date of this filing and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeoEye, Inc.

March 10, 2010	By:	/s/ William L. Warren

Name: William L. Warren
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release